UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

May 7, 2014

____________________________

ATHERONOVA INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation or Organization)

000-52315 (Commission File Number)		20-1915083 (IRS Employer Identification No.)
2301 Dupont Drive, Suite 525 Irvine, CA 92612 (Address of Principal Executive Offices and zip code)

(949) 476-1100

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2014, the Registrant entered into a Management Consulting Agreement with Thomas W. Gardner effective as of April 28, 2014 (the “Management Agreement”).

The Management Agreement has a term of one year. Under the terms of the Management Agreement, Mr. Gardner will be engaged to provide consulting and management services to the Registrant relating to the functions of chief executive officer of the Registrant and will have the full range of executive duties and responsibilities that are customary for public company chief executive officers, reporting to the Registrant’s board of directors (the “Board”). Mr. Gardner will spend 90% of his business time on the Registrant’s matters.

Mr. Gardner will receive an annual fee at an initial rate of $180,000, with an increase to $220,000 in the event that the Registrant completes a capital raise transaction of at least $12,000,000 (a “Funding”) at no more than a 25% discount to the volume weighted average price of the Registrant’s common stock over the 30-day period terminating on the date the Management Agreement is executed (the “VWAP”), and an increase to $250,000 in the event that the Registrant completes a Funding at no more than a 5% discount to the VWAP and Mr. Gardner devotes 100% of his business time to the Registrant. Mr. Gardner is also entitled to receive the following bonuses in connection with a Funding consummated by July 1, 2014: 30% of his then applicable annual base compensation if the Registrant successfully completes such Funding at no greater than a 5% discount to the VWAP; 20% of his then applicable annual base compensation if the Registrant successfully completes such Funding at no greater than a 20% discount to the VWAP; and 5% of his then applicable annual base compensation if the Registrant successfully completes such Funding. Each of the percentages above will be increased by 5% if the Registrant completes a capital raise transaction of at least $14,000,000 and the other bonus conditions are met.

Mr. Gardner is also entitled to receive the following bonuses in connection with licensing transactions: 20% of his then applicable annual base compensation for any Board-approved licenses of AHRO-001 or AHRO-003 to third parties; 10% of his then applicable annual base compensation for any Board-approved licenses of AHRO-001 or AHRO-003 to third parties; 10% of his then applicable annual base compensation for any Board-approved licenses to the Registrant of pre-clinical products with United States rights; and 20% of his then applicable annual base compensation for any Board-approved licenses to the Registrant of clinical products with United States rights. In addition, Mr. Gardner is entitled to receive a bonus of 10% of his then applicable annual base compensation upon hiring, on or before December 31, 2014, a new president or chief executive officer for the Registrant approved by the Board.

All bonuses must be paid to Mr. Gardner within 10 days after the triggering event. Payments under the Management Agreement shall be grossed up to cover any taxes, interest and/or penalties incurred as a result of any payment under the Management Agreement being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.

The Management Agreement will terminate upon Mr. Gardner’s death or Disability (as defined in the Management Agreement), the Registrant’s termination of the Management Agreement for Cause (as defined in the Management Agreement) or without Cause, or Mr. Gardner’s termination of the Management Agreement for Good Reason (as defined in the Management Agreement) or without Good Reason. Upon the termination of the Management Agreement for any reason the Registrant has agreed to pay Mr. Gardner his then current annual base compensation then earned and unpaid reimbursements due to Mr. Gardner for expenses incurred by Mr. Gardner prior to the date of termination, subject to the applicable provisions of the Management Agreement. Upon the termination of the Management Agreement as a result of Mr. Gardner’s death or as a result of the Registrant’s termination thereof without Cause or Mr. Gardner’s termination thereof for Good Reason, the Registrant has also agreed to pay Mr. Gardner a prorated annual bonus (based on his then current annual base compensation), to the extent earned. In addition, upon the Registrant’s termination of the Management Agreement without cause or upon Mr. Gardner’s termination of the Management Agreement for Good Reason, the Registrant has agreed to pay Mr. Gardner, as severance, subject to the parties’ entry into a general release, a lump sum payment of either six months’ then current annual base compensation if the Funding is completed by July 1, 2014 at no greater than a 25% discount to the VWAP, or in all other circumstances a lump sum payment of three months’ then current annual base compensation.

Mr. Gardner has agreed to a non-competition covenant during the term of the Management Agreement and for a period of six months thereafter if he is receiving severance, and to a non-solicitation covenant during the term of the Management Agreement and for a period of 2 years thereafter. The parties have agreed to resolve disputes under the Management Agreement through arbitration.

On May 7, 2014, the Registrant also entered into an Employment Agreement with Mark Selawski effective as of April 28, 2014 (the “Employment Agreement”).

The Employment Agreement has a term of one year. Under the terms of the Employment Agreement, Mr. Selawski will be employed as the Registrant chief financial officer reporting to the Registrant’s chief executive officer.

Mr. Selawski will receive an annual salary at an initial rate of $190,000, with an increase to $210,000 in the event that the Registrant completes a Funding at no more than a 25% discount to the VWAP (as of the date the Employment Agreement is executed), and an increase to $220,000 in the event that the Registrant completes a Funding at no more than a 5% discount to the VWAP. Mr. Selawski is also entitled to receive the following bonuses in connection with a Funding consummated by August 1, 2014: 30% of his then applicable annual base salary if the Registrant successfully completes such Funding at no greater than a 5% discount to the VWAP; 20% of his then applicable annual base salary if the Registrant successfully completes such Funding at no greater than a 20% discount to the VWAP; and 5% of his then applicable annual base salary if the Registrant successfully completes such Funding. Each of the percentages above will be increased by 5% if the Registrant completes a capital raise transaction of at least $14,000,000 and the other bonus conditions are met.

Mr. Selawski is also entitled to receive the following bonuses in connection with licensing transactions: 20% of his then applicable annual base salary for any Board-approved licenses of any of the Registrant’s current or future products to third parties in the United States; 10% of his then applicable annual base salary for any Board-approved licenses of the Registrant’s current or future products to third parties outside of the United States; 10% of his then applicable annual base salary for any Board-approved licenses to the Registrant of pre-clinical products with United States rights; and 20% of his then applicable annual base salary for any Board-approved licenses to the Registrant of clinical products with United States rights. In addition, Mr. Selawski is entitled to receive a bonus of 10% of his then applicable annual base salary for any approval of fast-track or other accelerated regulatory pathways in the United States by December 31, 2014. All bonuses must be paid to Mr. Selawski within 10 days after the triggering event.

Mr. Selawski will receive an automobile allowance of $300 per month, or with his consent, the Registrant may lease a vehicle for Mr. Selawski’s use in lieu of paying such automobile allowance, and will be entitled to three weeks annual paid vacation. Payments under the Employment Agreement shall be grossed up to cover any taxes, interest and/or penalties incurred as a result of any payment under the Employment Agreement being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.

The Employment Agreement will terminate upon Mr. Selawski’s death or Disability (as defined in the Employment Agreement), the Registrant’s termination of the Employment Agreement for Cause (as defined in the Employment Agreement) or without Cause, or Mr. Selawski’s termination of the Employment Agreement for Good Reason (as defined in the Employment Agreement) or without Good Reason. Upon the termination of the Employment Agreement for any reason the Registrant has agreed to pay Mr. Selawski his then current annual base salary then earned, accrued vacation and unpaid reimbursements due to Mr. Selawski for expenses incurred by Mr. Selawski prior to the date of termination, subject to the applicable provisions of the Employment Agreement. Upon the termination of the Employment Agreement as a result of Mr. Selawski’s Disability or as a result of the Registrant’s termination thereof without Cause or Mr. Selawski’s termination thereof for Good Reason, the Registrant has agreed to offer COBRA coverage without administrative markup for a period of 18 months, or the maximum term permitted by then applicable law, if Mr. Selawski is not covered by any other comprehensive insurance that provides a comparable level of benefits to those provided under the Registrant’s then effective health plan. Upon the termination of the Employment Agreement by Mr. Selawski’s without Good Reason or as a result of the Registrant’s termination thereof for Cause, the Registrant has agreed to make available to Mr. Selawski, at his own expense, COBRA coverage for a period of 18 months, or the maximum term permitted by then applicable law. Upon the termination of the Employment Agreement as a result of Mr. Selawski’s death the Registrant has agreed to pay Mr. Selawski a prorated annual bonus (based on his then current annual base salary) to the extent earned. In addition, upon the Registrant’s termination of the Employment Agreement without Cause or upon Mr. Selawski’s termination of the Employment Agreement for Good Reason, the Registrant has agreed to pay Mr. Selawski, as severance, subject to the parties’ entry into a general release, a lump sum payment of either eight months’ then current annual base salary if the Funding is completed by August 1, 2014 at no greater than a 25% discount to the VWAP, or in all other circumstances a lump sum payment of four months’ then current annual base salary.

Mr. Selawski has agreed to a non-competition covenant during the term of the Employment Agreement and for a period of eight months thereafter if he is receiving severance, and to a non-solicitation covenant during the term of the Employment Agreement and for a period of 2 years thereafter. The parties have agreed to resolve disputes under the Employment Agreement through arbitration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AtheroNova Inc.

Date: May 13, 2014
	By:	/s/ Mark Selawski
Mark Selawski
Chief Financial Officer & Secretary

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